Exhibit 77Q1(e)

Copies of any new or amended Registrant investment advisory contracts

The following documents were included in Registrant's Form Type 485BPOS, dated June 30, 2008, accession number 0000892569-08-000956, and incorporated by reference herein:

Fund Management Agreement - Highland Capital Management, L.P.

Addendum to Investment Advisory Agreement (PL Floating Rate Loan Fund)